    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 10, 2000
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


SALOMON SMITH BARNEY HOLDINGS INC.                    TARGETS TRUST VII
(EXACT NAME OF REGISTRANT AS                    (EXACT NAME OF REGISTRANT AS
    SPECIFIED IN CHARTER)                           SPECIFIED IN CHARTER)

     NEW YORK                                              DELAWARE
(STATE OF INCORPORATION                             (STATE OF INCORPORATION
 OR ORGANIZATION)                                       OR ORGANIZATION)

        11-2418067                                         13-7235178
(I.R.S. EMPLOYER IDENTIFICATION NO.)        (I.R.S. EMPLOYER IDENTIFICATION NO.)

388 GREENWICH STREET
NEW YORK, NEW YORK                                       10013
(ADDRESS OF PRINCIPAL                                  (ZIP CODE)
 EXECUTIVE OFFICES)


If this Form relates to the                  If this Form relates to the
registration of a class of                   registration of a class of
securities pursuant to Section               securities pursuant to Section
12(b) of the Exchange Act and                12(g) of the Exchange Act and
is effective pursuant to                     is effective with the
General Instruction A.(c),                   effectiveness of a concurrent
please check the following                   registration pursuant to
box. [X]                                     General Instruction A.(d),
                                             please following box. [ ]


Securities Act registration statement to           333-32792
which this form relates:                        (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

 TITLE OF EACH CLASS                             NAME OF EACH EXCHANGE IN WHICH
 TO BE SO REGISTERED                             EACH CLASS IS TO BE REGISTERED

Targeted Growth Enhanced Terms Securities          American Stock Exchange
("TARGETSSM") With Respect to the Common
Stock of Cisco Systems, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (TITLE OF CLASS)
--------------------------------------------------------------------------------

ITEM 1.  DESCRIPTION OF REGISTRANTS' SECURITIES TO BE REGISTERED.

                  For a description of the securities to be registered hereunder, reference is made to the information under the headings "Summary," "Risk Factors," and "Description of the TARGETS" on pages 2 through 9, 10 through 13 and 21 through 36, respectively, of the registrants' Prospectus, Subject to Completion, dated July 14, 2000 (Registration No. 333-32792), which information is hereby incorporated herein by reference and made part of this application in its entirety.

ITEM 2.  EXHIBITS.

                99 (A). Prospectus, Subject to Completion, dated July 14, 2000, incorporated by reference to the registrants' filing under Rule 424(b) with the Securities and Exchange Commission on July 18, 2000 (No. 333-32792).

                99 (B). Certificate of Trust of TARGETS Trust VII, incorporated by reference to Exhibit 4(b) to the registration statement on Form S-3 of Salomon Smith Barney Holdings Inc. (the "Company") and TARGETS Trust VII filed with the Securities and Exchange Commission on March 17, 2000 (No. 333-32792) (the "Registration Statement").

                99 (C). Form of Amended and Restated Declaration of Trust of TARGETS Trust VII, incorporated by reference to Exhibit 4(m) to the Registration Statement.

                99 (D). Form of TARGETS Guarantee Agreement between the Company and The Chase Manhattan Bank, as Guarantee Trustee, incorporated by reference to Exhibit 4(n) to the Registration Statement.

                99 (E). Form of Indenture between the Company and The Chase Manhattan Bank, as Trustee, incorporated by reference to Exhibit 4(o) to the Registration Statement.

                99 (F).  Form of TARGETS (included in Exhibit 99(C)).

                99 (G).  Form of Forward Contract (included in Exhibit 99(E)).

                Other securities issued by the Company are listed on the American Stock Exchange.

                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         Salomon Smith Barney Holdings Inc.
                                         ----------------------------------
                                         (Registrant)


Date: August 10, 2000                    By:  /s/  Mark I. Kleinman
                                            -----------------------------------
                                            Name:  Mark I. Kleinman
                                            Title: Executive Vice President and
                                                   Treasurer


                                         TARGETS Trust VII
                                         -----------------
                                         (Registrant)


Date: August 10, 2000                    By:  /s/  Mark I. Kleinman
                                            ----------------------------------
                                            Name:  Mark I. Kleinman
                                            Title: Regular Trustee

                                INDEX TO EXHIBITS


EXHIBIT NO.                                 EXHIBIT

  99(A). Prospectus, Subject to Completion, dated July 14, 2000, incorporated by reference to the registrants' filing under Rule 424(b) with the Securities and Exchange Commission on July 18, 2000 (No. 333-32792).

  99(B). Certificate of Trust of TARGETS Trust VII, incorporated by reference to Exhibit 4(b) to the Registration Statement.

  99(C). Form of Amended and Restated Declaration of Trust of TARGETS Trust VII, incorporated by reference to Exhibit 4(m) to the Registration Statement.

  99(D). Form of TARGETS Guarantee Agreement between the Company and The Chase Manhattan Bank, as Guarantee Trustee, incorporated by reference to
                               Exhibit 4(n) to the Registration Statement.

  99(E). Form of Indenture between the Company and The Chase Manhattan Bank, as Trustee, incorporated by reference to Exhibit 4(o) to the Registration Statement.

  99(F).                       Form of TARGETS (included in Exhibit 99(C)).

  99(G).                       Form of Forward Contract (included in Exhibit
                               99 (E)).